Exhibit 16.1

DAVIDSON & COMPANY LLP	Chartered Accountants	A Partnership of incorporated Professionals

August 7, 2012

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C.
20549 USA

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 6, 2012, of Yaterra Ventures Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 (a) insofar as they relate to our fii n.

Yours very truly,

/s/ DAVIDSON & COMPANY LLP
DAVIDSON & COMPANY LLP
Chartered Accountants

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172